MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
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                               TEL: (212) 757-8400
                               FAX: (212) 757-6124





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on the Form SB-2 of our report dated November 26, 2001, relating to the financial statements of The Coffee Exchange, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.






                                   /s/  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C
                                   --------------------------------------------
                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C
                                   Certified Public Accountants
New York, New York
January 15,2002